February 1st, 2023 Alex Kroman 3705 N Overlook Blvd #505 Portland, OR 97227 Dear Alex, Congratulations! On behalf of LivePerson, Inc., I am pleased to offer you the position of EVP, Product and Technology working from Portland OR, remotely. You are scheduled to start on March 1st, 2023 reporting to Robert LoCascio. This letter confirms the terms and conditions of our employment offer: ● Salary: You will be paid an annual salary of $375,000 (Three hundred seventy five thousand USD) which will be paid according to our standard payroll practices (currently paid semi-monthly on the 15th and last day of each month). ● Company Bonus Plan: You are eligible to participate in the company’s annual bonus plan as it exists from time to time, and your target annual bonus will be 60% of your annual base salary. If hired within the first three quarters of the year, the actual bonus amount will be prorated based on the number of months you have been employed by LivePerson during that year. If hired within the last quarter of the year, eligibility to earn a bonus begins the following year. Bonuses for a given performance year are typically paid in the first quarter of the following year. Bonuses are based on company and individual performance and are offered at the sole discretion of the company. Your actual bonus payment, if any, may be greater or less based on these criteria and is conditioned on your active employment with the company as of the payment date. LivePerson reserves the right to amend or terminate its bonus plan at any time with or without notice. ● Equity: We will recommend that the LivePerson Board of Directors grant you: ○ RSUs: As an inducement to your accepting this offer of employment at LivePerson, and subject to mutual execution of this letter and your commencement of employment at LivePerson, you will be granted a restricted stock unit award (“RSU Award”) valued at $750,000 USD on the next equity grant approval date immediately following your start date at LivePerson (the “RSU Grant Date”), with the number of RSUs determined based on the closing price of a share of LivePerson common stock on the RSU Grant Date. The RSU Award will vest 100% on the first anniversary of the RSU Grant Date. This RSU Award is subject to our then-current policies, the LivePerson, Inc. 2018 Inducement Plan (as amended from time to time), and the applicable equity award document we will issue to you. For your reference, an RSU is the right to receive shares of LivePerson common stock at vesting, where one RSU represents one share of LivePerson common stock. Notwithstanding the foregoing, you may be entitled to additional RSU awards on an annual basis during your tenure of employment with LivePerson, provided that such RSU awards (1) are provided at the sole and absolute discretion of LivePerson and are subject to approval by the company’s board of directors on an annual basis; and (2) if approved by the company’s board of directors, such additional RSU awards will be valued at up to $1,000,000 USD per year on the next equity grant approval date commencing 12 months after your start date with LivePerson. ○ Performance Incentive Compensation: Commencing with 2023 fiscal year, you will be eligible to earn an annual performance incentive equity grant, which will vest 100% on the first anniversary of the grant date and will be based on your performance against defined annual targets for the relevant fiscal year. The plan, targets and performance incentive for each fiscal year will be determined between you and the Company, and finalized no later than the date of the Company’s first board meeting and earnings announcement of the relevant fiscal year (typically occurring in February of each fiscal year). For the fiscal year 2023, you will be eligible to earn an annual performance equity grant valued of $250,000 USD, to be granted on the first Board equity grant approval date following your employment start date, with performance-based vesting based on your achievement of the performance targets on or around the first anniversary of grant date. ● Benefits: You will accrue 1.25 vacation days per month (20 days per year) as per our current vacation policy, which we may amend from time to time. You will be eligible to enroll in our health and disability insurance program on the 1st day of the 1st full calendar month of your employment and to participate in our 401(k) plan, subject to the terms of each plan. You will receive more information about benefits and company policies on or shortly after your start date. ● Screening: This offer is contingent on your successful completion of our pre-employment procedures, including reference and background verification of prior employment and other information provided during the interview process and proof of identity and authorization to work in the United States, as required by law. ● Pledges: By signing this Offer Letter you confirm that you are not subject to any agreement, with a prior employer or otherwise, which would prohibit, limit or otherwise be inconsistent with your employment at LivePerson or prevent you from performing your obligations to LivePerson. Additionally, please be advised that it is LivePerson's corporate policy not to obtain or use any confidential, proprietary information or trade secrets of its competitors or others, unless it is properly obtained from sources permitted to disclose such information. By signing this Offer Letter below, you are acknowledging DocuSign Envelope ID: 1C4F742B-20EB-4449-9B49-514CF5576787

that you have been advised of this policy and that you accept and will abide by it, and you are also agreeing that you will not use or disclose any confidential or proprietary information of LivePerson to any third party, including any previous or subsequent employer. ● Status: Employment with LivePerson is at-will and may be terminated by you or us at any time, with or without cause and with or without notice. In the event that (a) your employment is terminated by the Company without Cause (as defined below), or (b) terminated by you for Good Reason (as defined below), and (c) and provided that within sixty (60) days following your termination date you timely execute and do not revoke a separation and release agreement drafted by and satisfactory to the Company, the Company will provide you with severance pay equal to three (3) months pay at your then current base salary rate and, if such termination occurs on or before the date that bonuses are paid for the full fiscal year completed while you were employed prior to termination, a payment equal to the percentage of your target bonus you would have received for the prior fiscal year if you had remained employed on the bonus payout date. In the event you terminate your employment due to subparagraph "i" of the definition of Good Reason, then your severance pay shall be paid at the base salary rate immediately preceding any reduction thereof. All payments hereunder shall be payable in accordance with the payment procedures described below. For the avoidance of doubt, the foregoing severance shall not be paid in the event that your employment is terminated by reason of your voluntary resignation (other than for Good Reason). As an example, if your employment begins January 1, 2023 and is terminated in October 2023 by the Company for reasons outlined in this paragraph, and if you timely execute and do not revoke a separation and release agreement within 60 days following your termination date, you will receive severance pay equal to three (3) months pay at your current base salary rate and a pro-rated bonus equal to 9/12th of your target bonus in March 2024. The bonus is based on company and individual performance as outlined in the bonus section above. Notwithstanding the foregoing, in the event that LivePerson, based on the company’s board of directors decision and based on company performance, does not offer you any additional RSU awards commencing twelve (12) months after your start date with the company, and your employment with the company is terminated as outlined in this Section, LivePerson agrees to increase the severance pay outlined herein from three (3) months to four (4) months. In the event that within the 12-month period following a Change of Control (as defined below) your employment is terminated by the Company without Cause or by you for Good Reason; and provided that within sixty (60) days following your termination date you timely execute and do not revoke a Release (as defined above), the Company will provide you with the severance and, if applicable, bonus payments described in the immediately preceding paragraph and, with regard to any outstanding option and RSU awards that are held by you at the time of your termination: (a) if you have been employed by the Company for less than 24 months at the time your employment is terminated, the total number of unvested equity award shares held by you that would have vested in the 12-month period following your termination date if you had remained employed shall become immediately vested and exercisable on your termination date, and (b) if you have been employed by the Company for 24 months or more at the time your employment is terminated, the total number of equity award shares held by you that would have vested in the 24-month period following your termination date if you had remained employed shall become immediately vested and exercisable on your termination date, and (c) in either case, the vested portion of any outstanding option and/or other equity awards held by you shall remain exercisable for 90 days following your date of termination, but in no event later than the original term of the option as set forth in the applicable award agreement. For purposes hereof, "Change of Control" shall be defined as, and limited to: the consummation of any transaction or group of related transactions following which the holders (or persons or entities that directly or indirectly control, are controlled by, or are under common control with, the holders) of the Company's voting power immediately prior to such transaction(s) no longer hold securities having the voting power necessary to elect a majority of the board of directors of the surviving entity or entities, or a sale of all or substantially all of the Company's assets. Severance payments described above shall commence on the Company's first regularly scheduled payroll date that occur as soon as practicable after the conditions set forth above are satisfied, and will continue pursuant to the company's then-current payroll practices during the remainder of the severance term, and with respect to bonus payments, on the date bonuses are paid by the Company but in any event, as provided in Treasury Regulation Section 1.409A-1 (b)(4). The parties intend that the payments and benefits provided pursuant to this letter are exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance under and any state law of similar effect ("Section 409A") and any ambiguities herein will be interpreted to be so exempt. Each payment and benefit payable under this letter is intended to constitute separate payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding anything herein to the contrary, the Company shall have no liability to you or to any other person, for any taxes, penalties or otherwise, if the payments and benefits provided pursuant to this letter that are intended to be exempt from Section 409A are not so exempt. In the event that your employment is voluntarily terminated at any time by you (other than for Good Reason as set forth herein), or by the Company for Cause, you will be entitled only to your earned and unpaid compensation earned through the date of your termination of employment in accordance with applicable law. You will not be entitled to severance, option 2 DocuSign Envelope ID: 1C4F742B-20EB-4449-9B49-514CF5576787

acceleration, or any other compensation or consideration that you might have received had your employment with the Company not been terminated. For purposes hereof, "Cause" shall mean a determination by the Company (which determination shall not be arbitrary or capricious) that: (i) you materially failed to perform your specified or fundamental duties to the Company or any of its subsidiaries, (ii) you were convicted of, or pled nolo contendere to, a felony (regardless of the nature of the felony), or any other crime involving dishonesty, fraud, or moral turpitude, (iii) you engaged in or acted with gross negligence or willful misconduct (including but not limited to acts of fraud, criminal activity or professional misconduct) in connection with the performance of your duties and responsibilities to the Company or any of its subsidiaries, (iv) you failed to substantially comply with the written rules and policies of the Company or any of its subsidiaries governing employee conduct or with the lawful directives of the Board of Directors, or (v) you breached any non-disclosure, non-solicitation or other restrictive covenant obligation to the Company or any of its subsidiaries. If the Company in its reasonable discretion determines that an event or incident described in to subparagraph (i) or (iv) of the definition of Cause is curable, then in order to terminate your employment for Cause pursuant to subparagraph (i) or (iv) of the definition of Cause, the Company shall (a) provide you with written notice of the event or incident that it considers to be "Cause" within 30 calendar days following its occurrence, (b) provide you with a period of at least 15 calendar days to cure the event or incident, and (c) if the Cause persists following the cure period, terminate your employment by written termination letter any time within 60 calendar days following the date that notice to cure was delivered to you. For purposes hereof, "Good Reason" shall mean one or all of the following conditions arising without your consent: (i) a material reduction in your annual base salary by the Company, other than as part of an across-the-board reduction in parity with a reduction applicable to all employees or to other employees of similar role and responsibility or (ii) a material reduction in authorities, duties or responsibilities unless such reduction arises out of or relates to your violation of Company’s policies, including if your violation causes damage to Company; or (iii) a relocation of your principal work location more than 50 miles from its location on the date hereof (or from such other location to which you have consented after the date hereof), unless such new location is closer to your primary residence than the prior location. To be entitled to terminate your employment for Good Reason, you must (a) provide written notice to the Company of the event or change you consider constitutes "Good Reason" within 30 calendar days following its occurrence, (b) provide the Company with a period of at least 30 calendar days to cure the event or change, and (c) if the Good Reason persists following the cure period, actually resign by written resignation letter within 60 calendar days following the event or change. In the event that your employment is voluntarily terminated at any time by you (other than for Good Reason as set forth herein), or by the Company for Cause, you will be entitled only to your earned and unpaid compensation earned through the date of your termination of employment in accordance with applicable law. You will not be entitled to severance, option acceleration, or any other compensation or consideration that you might have received had your employment with the Company not been terminated. The parties mutually agree that the terms and conditions set forth in this Agreement represent the full and complete understanding and commitment between the parties hereto which may be altered, changed, added to, deleted from or modified only through the voluntary, mutual consent of the parties. Please indicate your acceptance of this offer by signing and dating below. The offer terms cannot be changed unless agreed in writing by LivePerson. LivePerson is a dynamic organization with tremendous growth opportunities. We look forward to you joining us and hope that you share our excitement for the opportunity it presents to everyone on the team. Sincerely, ____________________________ Melanie Longdon SVP People & Transformation ______________________ Date Accepted by: _______________________________ Alex Kroman ___________________________________ Date 3 DocuSign Envelope ID: 1C4F742B-20EB-4449-9B49-514CF5576787 2/9/2023 2/9/2023

4 DocuSign Envelope ID: 1C4F742B-20EB-4449-9B49-514CF5576787